Exhibit 1.1

AMENDMENT NO. 1 TO

ATM EQUITY OFFERING SALES AGREEMENT

DATED MAY 31, 2019

among

ACADIA REALTY TRUST,

ACADIA REALTY LIMITED PARTNERSHIP

and

BofA Securities, Inc.

Barclays Capital Inc.

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

Jefferies LLC

TRUIST SECURITIES, Inc.

Wells Fargo Securities, LLC

Dated as of March 18, 2021

AMENDMENT NO. 1 TO ATM EQUITY OFFERING SALES AGREEMENT

AMENDMENT NO. 1, dated as of the 18th day of March, 2021 (the “Amendment No. 1”), by and among Acadia Realty Trust, a Maryland real estate investment trust (the “Company”), Acadia Realty Limited Partnership, a Delaware limited partnership (the “Partnership”), BofA Securities, Inc., Barclays Capital Inc., Citigroup Global Markets Inc. (in its capacity as forward seller, acting as agent for Citibank, N.A.), Goldman Sachs & Co. LLC, Jefferies LLC, Truist Securities, Inc. (formerly known as SunTrust Robinson Humphrey, Inc.) and Wells Fargo Securities, LLC, each as sales agent, principal and/or forward seller (in such capacity, each an “Agent,” and together, the “Agents”) to that certain ATM Equity Offering Sales Agreement, dated May 31, 2019 (the “Agreement”).

W I T N E S S E T H:

WHEREAS, the parties hereto are parties to the Agreement;

WHEREAS, the Company, the Partnership and the Agents wish to amend the Agreement to modify certain defined terms set forth in the Agreement and used therein and for certain other administrative matters, with effect on and after March 18, 2021 (the “Effective Date”); and

WHEREAS, this Amendment No. 1 shall constitute an amendment to the Agreement, which shall remain in full force and effect as amended by this Amendment.

NOW, THEREFORE, in consideration of the mutual agreement to amend the Agreement, the parties hereto, intending legally to be bound, hereby amend and modify the Agreement as of the date hereof as follows:

Section 1.            Definitions.

Unless otherwise specified herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Agreement.

Section 2.            Representation and Warranty.

(a)            Each of the Company and the Partnership, jointly and severally, represent and warrant to the Agents that this Amendment No. 1 has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and the Partnership.

Section 3.            Amendment of the Agreement.

(a)            On and after the Effective Date, the references to “Registration Statement” shall refer to the registration statement on Form S-3 (File No. 333-249900) filed by the Company with the Commission on November 6, 2020, that became effective upon such filing in accordance with Rule 462(e) of the Securities Act Regulations, including the exhibits and any schedules thereto, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act.

(b)            On and after the Effective Date, the references to: (i) “Base Prospectus” shall refer to the base prospectus dated November 5, 2020 filed as part of the Registration Statement, as amended, in the form first furnished by the Company to the Agents for use in connection with the offering of the Shares, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at the Applicable Time; (ii) “Prospectus Supplement” shall refer to the most recent prospectus supplement relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, in the form first furnished by the Company to the Agents for use in connection with the offering of the Shares, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at the Applicable Time; and (iii) “Prospectus” in the Agreement shall refer to the Base Prospectus and the Prospectus Supplement.

(c)            Notwithstanding anything to the contrary contained herein, this Amendment No. 1 shall not have any effect on offerings or sales of Shares that occurred prior to the Effective Date or on the terms of the Agreement, and the rights and obligations of the parties thereunder, insofar as they relate to such offerings or sales, including, without limitation, the representations, warranties and agreements (including the indemnification and contribution provisions), as well as the definitions of “Registration Statement,” “Base Prospectus,” “Prospectus Supplement” and “Prospectus,” contained in the Agreement.

(d)            On and after the Effective Date, all references to “Sidley Austin LLP” in the Agreement shall be replaced by “Fried, Frank, Harris, Shriver & Jacobson LLP”.

Section 4.            Parties. Truist Securities, Inc. (formerly known as SunTrust Robinson Humphrey, Inc.) joins the Agreement, along with the other Agents, in its capacity as forward seller, and Truist Bank joins the Agreement in its capacity as a forward purchaser.

Section 5.            Governing Law. THIS AMENDMENT NO. 1, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS AMENDMENT NO. 1, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

Section 6.            Entire Agreement. This Amendment No. 1 and the Agreement as further amended hereby contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. Except as further amended hereby, all of the terms of the Agreement shall remain in full force and effect and are hereby confirmed in all respects.

Section 7.            Execution in Counterparts. This Amendment No. 1 may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. This Agreement may be delivered by any party by facsimile or other electronic transmission. This Amendment No. 1 shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as the signatories.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agents and the Company in accordance with its terms.

Very truly yours,

ACADIA REALTY TRUST

By:	/s/ Jason Blacksberg
Name:	Jason Blacksberg
Title:	Senior Vice President

ACADIA REALTY LIMITED PARTNERSHIP

By: ACADIA REALTY TRUST
Its sole general partner

By:	/s/ Jason Blacksberg
Name:	Jason Blacksberg
Title:	Senior Vice President

Amendment No. 1 to ATM Sales Agreement

Accepted as of the date hereof:

BOFA SECURITIES, INC.		BARCLAYS CAPITAL INC.

By:	/s/ Trey Conkling	By:	/s/ Nicholas Cunningham
	Name: Trey Conkling		Name: Nicholas Cunningham
	Title: Managing Director		Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.		GOLDMAN SACHS & CO. LLC

By:	/s/ Kase Lawal	By:	/s/ Ryan Cunn
	Name: Kase Lawal		Name: Ryan Cunn
	Title: Vice President		Title: Managing Director

JEFFERIES LLC		TRUIST SECURITIES, INC.
(FORMERLY KNOWN AS SUNTRUST ROBINSON HUMPHREY, INC.)

By:	/s/ Joshua Fuller	By:	/s/ Reid Burford
	Name: Joshua Fuller		Name: Reid Burford
	Title: Managing Director		Title: Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director